EXHIBIT 10.8

EXECUTION VERSION

Letter Agreement

December 24, 2007

India Globalization Capital, Inc.
4336 Montgomery Ave.
Bethesda, Maryland 20814

Re: Registration Rights; Stock Escrow

Ladies and Gentlemen:

Reference is made to that certain Note Purchase Agreement, dated as of the dated hereof (the “Purchase Agreement”), pursuant to which Dr. Ranga Krishna (“Krishna”) may receive, upon the conditions specified in the Purchase Agreement, 446,226 shares of common stock of the Company (the “Shares”). Reference is also made to the Registration Rights Agreement, dated March 8, 2005 by and among the Company and Krishna (“Registration Rights Agreement”).

Krishna and the Company hereby agree that the definition of “Registrable Securities” in the Registration Rights Agreement is hereby amended to include the Shares and, accordingly, such shares are eligible for registration under the Securities Act of 1933, as amended, in accordance with the terms and conditions of the Registration Rights Agreement.

All other terms and conditions of the Registration Rights Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF the parties have executed this letter agreement to be effective on the date and year first above written.

INDIA GLOBALIZATION CAPITAL, INC.	DR. RANGA KRISHNA
By: ______________________________	______________________________
Name: Ram Mukunda
Title: Chief Executive Officer